UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2020

WestRock Company
(Exact name of registrant as specified in charter)

Delaware	001-38736	37-1880617
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1000 Abernathy Road, Atlanta, Georgia	30328
(Address of principal executive offices)	(Zip Code)

(770) 448-2193
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	WRK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.  Submission of Matters to a vote of Security Holders

WestRock Company held its annual meeting of stockholders on January 31, 2020, at which the Company submitted the following matters to a vote of its stockholders:

Votes cast for, against or withheld regarding 13 individuals nominated for election to serve on the Company’s board of directors for a term expiring in 2021 were as follows:

	For	Against	Withheld	Broker Non-Vote
Colleen F. Arnold	188,795,412	822,089	323,277	27,655,352
Timothy J. Bernlohr	183,803,186	5,923,827	213,765	27,655,352
J. Powell Brown	189,097,075	591,028	252,675	27,655,352
Terrell K. Crews	188,844,675	886,038	210,065	27,655,352
Russell M. Currey	188,994,979	743,321	202,478	27,655,352
Suzan F. Harrison	188,817,801	798,506	324,471	27,655,352
John A. Luke, Jr.	188,279,753	1,267,356	393,669	27,655,352
Gracia C. Martore	188,064,139	1,548,472	328,167	27,655,352
James E. Nevels	188,844,735	767,820	328,223	27,655,352
Timothy H. Powers	188,531,254	1,058,737	350,787	27,655,352
Steven C. Voorhees	189,002,229	721,489	217,060	27,655,352
Bettina M. Whyte	188,377,732	1,366,534	196,512	27,655,352
Alan D. Wilson	188,831,171	779,875	329,732	27,655,352

Votes cast for or against, as well as the number of abstentions and broker non‑votes regarding each of the matters noted below, were as follows:

	For	Against	Abstain	Broker Non-Vote
Advisory vote on executive compensation	182,245,908	7,298,082	396,788	27,655,352
Ratify the appointment of Ernst & Young LLP to serve as independent registered public accounting firm of the Company	208,847,436	8,526,068	222,626	n/a

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTROCK COMPANY
(Registrant)

Date: February 3, 2020	By:	/s/ Robert B. McIntosh
Robert B. McIntosh
Executive Vice-President, General Counsel
And Secretary